Exhibit 10.11

Technological Consulting Service Contract

Engagor: Tianjin KaiXinMin International Trading Company Limited (“Party A”)

Consultant: Beijing OuRuiXi Medical Technology Company Limited (“Party B”)

Whereas Party A (the Engagor) needs to consult with Party B (the Consultant) regarding Medical Instrument Import/Export Project, and Party B is willing to accept Party A’s engagement and provide such consulting, the two parties, after friendly consultation, have entered into the agreement as follows in accordance with the provisions of the Contract Law of the People’s Republic of China.

1.	Name of the Consulting Project: Medical Instrument Import/Export Project

2.	Content, Form and Requirements of Consulting

2.1	PB will provide technological consulting service to PA regarding this project.

2.2	The technological consulting service provided by PB to PA must meet the following requirements:

(1)	The technological consulting service is providing analysis, demonstration, evaluation, investigation and providing projection opinion regarding this project;

(2)	The information and data included in the technological consulting service should reflect the developments and changes of the technology, industry, market and policies within the last 12 months of the date of the report and should be of reference value to the Engagor.

3.	Term of the Contract: The term of the performance of this Contract means the actual time from the beginning to the completion of such performance. The parties hereto agree that the term of such performance is: January 1, 2018 to December 31, 2018.

4.	The Confidentiality regarding Technical Information and Material

4.1	The technical information provided by PB should not include any information prohibited by the provisions of the relevant law and statutes such as information involving State secrets.

4.2	The parties hereto have the obligation for confidentiality regarding the other party’s technology and commercial secrets involved in the performance of this Contract and must not disclose such information to any third party during the term of this Contract and within one year upon the expiration of this Contract, except when such disclosure is required by the relevant authorities of the government.

5.	Consulting Service Fee and Payment Method

5.1	The total amount of the technical service fee that PA must pay to PB is ¥180,000.00.

5.2	The parties hereto provide that the payment time and method are: within 3 months upon completion of the performance of this Contract, Party A must pay to Party B the whole amount (100%) of the technical service fee provided herein, ¥180,000.00.

6.	Liability for Breach

6.1	Party A and Party B must diligently perform its duties and obligations provided for each herein; if there is any breach on the part of one party, then such breach must be handled with regard to the party in breach in accordance with the relevant provisions of the country’s economic contract law.

6.2	If either of the parties hereto terminates this Contract for no reason, except under circumstances of Force Majeure, such party must pay breach damages to the other party in the amount of 30% of the total compensation provided herein.

8.3	The parties must perform this Contract in good faith; if any one party engage in fraud, coercion or profiteering in the course of such performance, the other may dissolve this Contract and shall have the right to demand compensation for any losses from the other party.

7.	Dispute Resolution Method: If there is any dispute arising from the performance of this Contract, the parties hereto should resolve such dispute through amicable consultation; if such consultation fails, then either party may submit such dispute to the arbitration commission at the location of the project for resolution.

8.	This Contract has two counterparts, with one to each party.

9.	Any matters not covered herein will be provided by the parties hereto in a supplemental agreement through consultation and any such supplemental agreement has the same effect as this Contract.

Party A: /seal/ Tianjin KaiXinMin International Trading Company Limited

Date: January 5, 2018

Party B: /seal/ Beijing OuRuiXi Medical Technology Company Limited

Date: January 5, 2018

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